Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-179941) of Prosper Funding LLC of our report dated March 5, 2012 on the balance sheet of Prosper Funding LLC.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & Co. LLP

San Francisco, California
May 25, 2012